UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2008

PowerRaise Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52478 (Commission File Number)	98-0454140 (IRS Employer Identification No.)

1687 West Broadway
Vancouver, B.C., Canada V6J 1X2
(Address of principal executive offices, Zip Code)

604-736-6767
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2008, PowerRaise Inc., a Nevada corporation (the “Registrant”), entered into an executive employment agreement with Asher Zwebner, pursuant to which Mr. Zwebner will be employed as the chief financial officer of the Registrant. The executive employment agreement provides that Mr. Zwebner will receive a base salary of $3,000 for each quarterly filing by the Registrant with the Securities and Exchange Commission, $5,000 for each annual filing by the Registrant with the Securities and Exchange Commission, and a one-time grant of 100,000 shares of the Registrant’s common stock.

The foregoing description of the executive employment agreement does not purport to be complete and is qualified in its entirety by reference to the executive employment agreement, which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Section 3 - Securities and Trading

Item 3.02 Unregistered Sales of Equity Securities

On July 17, 2008, the Registrant issued 100,000 shares of its common stock to Mr. Zwebner, following the appointment of Mr. Zwebner as the Registrant’s chief financial officer and pursuant to the terms of his executive employment agreement. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Zwebner had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 17, 2008, the Registrant’s board of directors appointed Mr. Zwebner as chief financial officer to serve in such capacity until the next annual general meeting of the shareholders of the Registrant or until his successor is elected or appointed. Mr. Zwebner, age 44, has served as the chief financial officer of PCMT Corporation since October 18, 2007. PCMT Corporation is a Delaware corporation and a development stage company that executed an agreement, on April 30, 2008, pursuant to which it will acquire all of the share capital of Suspect Detection Systems, Ltd., an Israeli developer of proprietary technologies for law enforcement and border control. Since January 1, 2007 Mr. Zwebner has also served as the chief financial officer of SinoBiomed Inc., a Delaware corporation that is engaged in the Chinese biopharmaceutical industry. PCMT Corporation and SinoBiomed Inc. are not affiliated with the Registrant. Mr. Zwebner served as a director of SinoBiomed Inc. from November 2004 until October 2006. Since May 2002 Mr. Zwebner has also served as the chief financial officer of ForexManage Ltd., a private hi-tech developer of Internet-based foreign exchange and risk management solutions based in Israel. Prior to that, Mr. Zwebner served as the chief financial officer of SMC Ventures.com and Britannica.com, both private companies located in Israel. From 2000 through 2002, Mr. Zwebner served as a consultant for SMC Ventures, a strategic services firm which provides business consulting services for startup and established companies. From 1995 through 2000 Mr. Zwebner was a senior manager at Kost Forer & Gabbay (a member of Ernst and Young Global). Mr. Zwebner is a certified public accountant in Israel and in the United States, and received a bachelor's degree in accounting and finance from Touro College in 1988.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.8	Executive Employment Agreement, dated July 17, 2008, by and between PowerRaise Inc. and Asher Zwebner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERRAISE INC.

Date: July 21, 2008	/s/ Arik Hertz
Name: Arik Hertz Title: Chief Executive Officer